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                                                                    Exhibit 23.4

The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Citadel Communications Corporation of our report dated September 29, 1997 relating to the balance sheet of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division as of December 31, 1996, and the related statements of operations and division equity, and cash flows for the year then ended, which report appears in the prospectus of Citadel Communications Corporation dated June 30, 1998.


                                                           KPMG Peat Marwick LLP

/s/ KPMG PEAT MARWICK LLP
-------------------------
Phoenix, Arizona
October 1, 1998